Simon Lawrenson | Danielle Roman | Justine Lau | James Broad | Jessica Lee | Michael Popkin | Xia Li Mourant Ozannes (Hong Kong) LLP is a limited liability partnership under the Legal Practitioners Ordinance (Cap. 159) of Hong Kong and is registered and regulated by the Law Society of Hong Kong as a Foreign Law Firm. Further information about the partners and Mourant Ozannes (Hong Kong) LLP and other Mourant network members is available on our website: www.mourant.com mourant.com Mourant Ozannes (Hong Kong) LLP 1002-1008 10/F Gloucester Tower Landmark 15 Queen's Road Central Hong Kong T + 852 3995 5700 F + 852 3995 5799 Prenetics Global Limited c/o Unit 703-706 K11 Atelier King's Road 728 King's Road Quarry Bay Hong Kong Date | 21 August 2026 Our ref | 8067598/258432446/4 Dear Sirs and Mesdames Prenetics Global Limited (the Company) We have acted as Cayman Islands legal advisers to the Company to provide this legal opinion in connection with the Company’s registration statement on Form S-8 to be filed on 21 August 2026 with the Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended, relating to the registration of an additional 664,882 Class A Ordinary Shares of US$0.0015 par value each (the Shares) reserved for issuance pursuant to the 2022 Share Incentive Plan of the Company (the 2022 Plan). 1. Documents Reviewed For the purposes of this opinion, we have examined a copy of each of the following documents: (a) the certificate of incorporation of the Company dated 21 July 2021; (b) the amended and restated memorandum and articles of association of the Company as adopted by a special resolution on 15 September 2021, amended by the resolutions passed at the annual general meeting of the Company held on 20 October 2023 authorising (among other things) a reverse stock split of the Company's Class A Ordinary Shares and further amended by the resolutions passed at the extraordinary general meeting of the Company held on 1 August 2025 (the M&A); (c) the Company's register of directors and officers (the Register of Directors, together with the M&A, the Company Records); (d) written resolutions of the board of directors of the Company dated 31 May 2026 approving, among others, the replenishment of the share pool under the 2022 Plan by the Shares and the reservation of the Shares for future issuance pursuant to the terms of the 2022 Plan (the Resolutions); (e) a certificate of good standing dated 14 August 2026, issued by the Registrar of Companies in the Cayman Islands (the Registrar) in respect of the Company (the Certificate of Good Standing); and

8067598/258432446/4 2 (f) a draft of the registration statement on Form S-8 to be filed with the Commission on 21 August 2026 in relation to the Company (excluding its exhibits and any documents incorporated by reference into such registration statement) (the Registration Statement). 2. Assumptions The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions, we have relied upon the following assumptions, which we have not independently verified: 2.1 Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. 2.2 That where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of the draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention. 2.3 The accuracy and completeness of all factual representations made in the documents reviewed by us. 2.4 The genuineness of all signatures and seals. 2.5 The Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded and any meeting at which those resolutions were passed was duly convened, held and quorate throughout. 2.6 There is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions set out below. 2.7 That the directors of the Company have not exceeded any applicable allotment authority conferred on the directors by the shareholders. 2.8 That upon issue the Company will receive in full the consideration for which the Company agreed to issue the Shares, which shall be equal to at least the par value thereof. 2.9 The validity and binding effect under the laws of the United States of America of the Registration Statement and the Registration Statement will be duly filed with the Commission. 2.10 Each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the M&A. 2.11 The Company is not insolvent, will not be insolvent and will not become insolvent as a result of executing, or performing its obligations under the Registration Statement and no steps have been taken, or resolutions passed, to wind up the Company or appoint a receiver in respect of the Company or any of its assets. 2.12 The Company Records were and remain at the date of this opinion accurate and complete. 2.13 No Share will be issued for a price which is less than its par value. 2.14 The Company will have sufficient authorised but unissued share capital to issue each Share. 2.15 No change will be made to the Company's memorandum of association or articles of association which will affect the continuing accuracy of this opinion.

8067598/258432446/4 3 3. Opinion Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that: 3.1 The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands. The Company is deemed to be in good standing on the date of issue of the Certificate of Good Standing if it: (a) has paid all fees and penalties under the Companies Act; and (b) is not, to the Registrar's knowledge, in default under the Companies Act. 3.2 Based solely on our review of the M&A, the authorised share capital of the Company is US$320,000 divided into 213,333,334 shares of US$0.0015 par value each, of which: (i) 186,666,667 are designated as Class A Ordinary Shares (as defined in the M&A), (ii) 15,333,333 are designated as convertible Class B Ordinary Shares (as defined in the M&A) and (iii) 11,333,334 are designated as shares of such class or classes (however designated) as the board of directors may determine in accordance with M&A. 3.3 The allotment and issuance of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally allotted and issued, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders). 4. Qualifications Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion. In this opinion the phrase non-assessable means, with respect to Shares in the Company, that a member shall not, solely by virtue of its status as a member, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances and subject to the M&A, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). 5. Consent We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder. Yours faithfully Mourant Ozannes (Hong Kong) LLP